SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549



                             FORM 8-K



                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  DECEMBER 17, 1996


                  THE STROBER ORGANIZATION, INC.
      (Exact Name of Registrant as specified in its charter)


     DELAWARE                  0-15339                 11-2822910
(State or other jurisdiction  Commission          IRS Employer
     of incorporation)        File Number         Identification No.


PIER 3, FURMAN STREET, BROOKLYN, NEW YORK         11201
(Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code(718) 875-9700


550 HAMILTON AVENUE, BROOKLYN, NEW YORK, 11232
(Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS. On December 17, 1996, the Registrant issued a Press Release, the text of which is attached hereto as Exhibit 20.


ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS.



(c)   EXHIBITS

EXHIBIT                                                  PAGE WHERE
NUMBER                      DESCRIPTION                  LOCATED
   20                       Press Release dated           5
                            December 17, 1996

                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           THE STROBER ORGANIZATION, INC.



                           By:/S/ DAVID J. POLISHOOK
			   ---------------------------
                              DAVID J. POLISHOOK,
			      Chief Financial Officer

                    THE STROBER ORGANIZATION, INC.

                                 EXHIBIT INDEX
                                      TO
                            FORM 8-K CURRENT REPORT




EXHIBIT                                                   PAGE WHERE
NUMBER                      DESCRIPTION                   LOCATED
   20                       Press Release dated           5
                            December 17, 1996

                                  EXHIBIT 20

                 Press Release dated December 17, 1996



                             FOR IMMEDIATE RELEASE

        WITHDRAWAL OF UNSOLICITED THIRD PARTY $6.50 PER SHARE PROPOSAL

     Brooklyn, New York, December 17, 1996 - THE STROBER ORGANIZATION, INC.

(NASDAQ-STRB) today reported the following:

     On November 11, 1996, Strober announced entering into a definitive merger agreement with a private venture capital investor group which provided for all of Strober's common stock to be acquired for $6.00 per share, in cash, for an aggregate fully diluted purchase price of approximately $32 million.  Strober's principal stockholders owning approximately 62% of Strober's outstanding common stock had entered into a proxy agreement agreeing to vote their shares in favor of the Hamilton merger.  However, termination of the Hamilton merger agreement by the Company would terminate the proxy power set forth in the proxy agreement in accordance with its terms.

      On December 5, 1996, Strober announced that it had received an unsolicited proposal to acquire the Company for $6.50 per share subject to due diligence and financing contingencies.  Since receipt of the unsolicited proposal, the Company has provided its customary due diligence materials to the third party bidder, its outside counsel and its institutional lender.

     Today, Strober announced that this undisclosed third party bidder had advised Strober that the third party bidder did not wish to pursue an acquisition of Strober.

     The original November 11, 1996 merger agreement with the private venture capital investor group continues in place and the parties now contemplate completing the transaction in February, 1997.

           At the close of trading on Monday, December 16, 1996, Strober's common stock closed at $5.75 per share.

     Strober is a leading supplier of building materials to professional contractors from 11 centers in New York, New Jersey, Connecticut and

Pennsylvania with 1995 revenues of $125,813,000.



For more information contact:    David J. Polishook
                                 Chief Financial Officer
                                 Tel: (718) 832-1212
                                 Fax: (718) 499-2523